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                                                                    Exhibit 99.1

[Letterhead of
The IT Group, Inc.
2790 Mosside Boulvard
Monroeville, PA 15146-2792
Tel. 412.372.7701
Fax. 412.373.7135]


[LOGO OF THE IT GROUP]


N E W S  R E L E A S E

Release Date:  FOR IMMEDIATE RELEASE

Investor Contact:  Richard R. Conte (412) 372-7701
Media Contact:  William L. Mulvey (202) 682-1147


THE IT GROUP STOCK LISTINGS NOW UNDER "IT Gp"


Pittsburgh, Pennsylvania -- December 28, 1998 -- The IT Group, Inc. (NYSE: ITX) announced today that future communications and reports will reflect its new name and that stock quotations in newspapers should now be listed under IT Gp, rather than IT Corp as in the past. The IT Group's common stock and depositary shares will continue to trade under the symbols ITX and ITXpr, respectively. The name change from International Technology Corporation to The IT Group, Inc. became official on December 24, 1998. The IT Group is a leading diversified services company offering a full range of consulting, facilities management, engineering & construction and remedial services.

The new name properly identifies a group of diverse, yet complementary companies that have expanded capabilities and are well positioned to serve the needs of clients. More information on The IT Group can be found on the Internet at www.theitgroup.com.



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